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Exhibit 99.1350CERT

         CERTIFICATION PURSUANT TO RULE 30A-2(b) UNDER THE 1940 ACT AND
                      SECTION 906 OF THE SARBANES OXLEY ACT



Pursuant to 18 U.S.C. Section 1350, the undersigned officer of BlackRock Variable Series Funds, Inc. (the "Registrant"), hereby certifies, to the best of his knowledge, that the Registrant's Report on Form N-CSR for the period ended June 30, 2007, (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 20, 2007

/s/ Robert C. Doll, Jr.
-----------------------
Robert C. Doll, Jr., Chief Executive Officer of
BlackRock Variable Series Funds, Inc.


Pursuant to 18 U.S.C. Section 1350, the undersigned officer of BlackRock Variable Series Funds, Inc. (the "Registrant"), hereby certifies, to the best of his knowledge, that the Registrant's Report on Form N-CSR for the period ended June 30, 2007, (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 20, 2007

/s/ Donald C. Burke
-------------------
Donald C. Burke, Chief Financial Officer of
BlackRock Variable Series Funds, Inc.




This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission